Exhibit 99.1
Investor Relations Contact:
James Redfern
(650) 463-6288
James.Redfern@Workday.com

Media Contact:
Eric Glass
(415) 432-3056
Eric.Glass@Workday.com

Workday Announces Fiscal 2017 Third Quarter Financial Results

Total Revenues of $409.6 Million, Up 34.2% Year Over Year

Subscription Revenues of $335.7 Million, Up 38.3% Year Over Year

PLEASANTON, CA - (December 1, 2016) - Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal third quarter ended October 31, 2016.

•	Total revenues were $409.6 million, an increase of 34.2% from the third quarter of fiscal 2016. Subscription revenues were $335.7 million, an increase of 38.3% from the same period last year.

•
Operating loss was $109.9 million, or negative 26.8% of revenues, compared to an operating loss of $70.2 million, or negative 23.0% of revenues, in the same period last year. Non-GAAP operating profit for the third quarter was $4.0 million, or 1.0% of revenues, compared to a non-GAAP operating profit of $0.8 million, or 0.3% of revenues, in the same period last year.[1]

•
Net loss per basic and diluted share was $0.57, compared to a net loss per basic and diluted share of $0.41 in the third quarter of fiscal 2016. Non-GAAP net income per diluted share was $0.03, compared to a non-GAAP break-even for the same period last year.[1]

•
Operating cash flows for the third quarter were $71.5 million and free cash flows were $43.9 million. For the trailing twelve months, operating cash flows were $337.7 million and free cash flows were $207.2 million.[2]

•	Cash, cash equivalents and marketable securities were approximately $1.9 billion as of October 31, 2016. Unearned revenues were $1.0 billion, a 42.6% increase from the same period last year.

“We had a strong third quarter and saw healthy demand across all major geographies and industries,” said Aneel Bhusri, co-founder and CEO, Workday.  “We continue to lead with product differentiation, technology innovation, and real customer success, and believe these are significant differentiators for Workday in the market.”

“We are very pleased with our third quarter results,” said Robynne Sisco, chief financial officer, Workday. “Looking ahead, we anticipate fiscal 2017 subscription revenues to be within a range of $1.282 to $1.285 billion and fiscal 2017 total revenues to be within a range of $1.560 to $1.563 billion.”

Recent Highlights

•	Workday held its 10th annual customer conference, Workday Rising, bringing together more than 7,000 members of the Workday community for education and collaboration in Chicago.

•
Workday announced the general availability of Workday Learning, Workday Planning, and Workday Student - three major products that enable customers to replace outdated systems that were disconnected from how organizations want and need to operate.

•
In response to customer demand, Workday unveiled plans to deliver Data-as-a-Service, a new service that gives customers the option to contribute their Workday data that will be anonymized and aggregated into useful metrics and trends representative of its collective customer community.

•
Workday closed its acquisition of Platfora, a leading provider of operational analytics and data discovery tools with a team and technology that has been folded into the core of Workday in order to enrich the analytics in Workday Financial Management and Workday HCM.

•
Underscoring its strong, ongoing commitment to privacy and protecting customers’ data, Workday was one of the first companies to be recognized as complying with the Department of Commerce’s Privacy Shield principles for the transfer of European personal data to the United States.

Workday plans to host a conference call today to review its third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company's Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

1 Non-GAAP operating profit (loss) and non-GAAP net income (loss) per share exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and debt discount and issuance costs associated with convertible notes. See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

2 Free cash flows are defined as operating cash flows minus capital expenditures (excluding owned real estate projects). See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. More than 1,000 organizations, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday's fiscal year revenue projections. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," “plans,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers' data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; (viii) our limited operating history, which makes it difficult to predict future results; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday's results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended July 31, 2016 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2016. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2016	January 31, 2016
Assets
Current assets:
Cash and cash equivalents	$386,557	$300,087
Marketable securities	1,527,238	1,669,372
Accounts receivable, net	268,945	293,407
Deferred costs	23,067	21,817
Prepaid expenses and other current assets	88,788	77,625
Total current assets	2,294,595	2,362,308
Property and equipment, net	334,265	214,158
Deferred costs, noncurrent	33,551	30,074
Goodwill and acquisition-related intangible assets, net	212,087	65,816
Other assets	48,071	57,738
Total assets	$2,922,569	$2,730,094
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,374	$19,605
Accrued expenses and other current liabilities	66,075	43,122
Accrued compensation	103,206	91,211
Unearned revenue	900,441	768,741
Total current liabilities	1,098,096	922,679
Convertible senior notes, net	527,547	507,476
Unearned revenue, noncurrent	123,179	130,988
Other liabilities	36,288	32,794
Total liabilities	1,785,110	1,593,937
Stockholders’ equity:
Common stock	200	193
Additional paid-in capital	2,549,639	2,247,454
Accumulated other comprehensive income	2,622	799
Accumulated deficit	(1,415,002)	(1,112,289)
Total stockholders’ equity	1,137,459	1,136,157
Total liabilities and stockholders’ equity	$2,922,569	$2,730,094

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Revenues:
Subscription services	$335,722	$242,700	$921,953	$667,435
Professional services	73,860	62,566	210,782	171,484
Total revenues	409,582	305,266	1,132,735	838,919
Costs and expenses(1):
Costs of subscription services	54,645	39,791	155,224	106,860
Costs of professional services	72,240	61,963	198,140	164,887
Product development	185,311	124,020	488,975	338,700
Sales and marketing	149,549	111,658	416,217	312,983
General and administrative	57,721	38,008	144,609	106,707
Total costs and expenses	519,466	375,440	1,403,165	1,030,137
Operating loss	(109,884)	(70,174)	(270,430)	(191,218)
Other expense, net	(3,105)	(6,722)	(30,136)	(17,737)
Loss before provision for (benefit from) income taxes	(112,989)	(76,896)	(300,566)	(208,955)
Provision for (benefit from) income taxes	1,077	915	2,147	(165)
Net loss	$(114,066)	$(77,811)	$(302,713)	$(208,790)
Net loss per share, basic and diluted	$(0.57)	$(0.41)	$(1.54)	$(1.10)
Weighted-average shares used to compute net loss per share, basic and diluted	199,479	190,727	197,093	189,185

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$5,472	$3,203	$14,837	$8,424
Costs of professional services	7,436	5,424	18,698	14,022
Product development	45,968	29,547	117,250	78,990
Sales and marketing	22,597	15,321	62,443	36,908
General and administrative	24,982	15,164	59,684	42,353

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Cash flows from operating activities
Net loss	$(114,066)	$(77,811)	$(302,713)	$(208,790)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	30,453	22,260	83,239	60,717
Share-based compensation expenses	100,098	68,659	266,555	180,697
Amortization of deferred costs	6,507	5,389	18,520	17,749
Amortization of debt discount and issuance costs	6,782	6,422	20,071	19,008
Gain on sale of cost method investment	—	—	(65)	(3,220)
Impairment of cost method investment	—	—	15,000	—
Other	78	48	1,678	(1,334)
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(20,360)	(14,727)	24,695	17,420
Deferred costs	(7,973)	(8,744)	(23,247)	(19,327)
Prepaid expenses and other assets	(1,425)	(9,522)	(14,103)	(24,998)
Accounts payable	2,260	(3,719)	2,080	461
Accrued expense and other liabilities	30,591	29,785	29,619	36,700
Unearned revenue	38,514	34,719	117,854	85,063
Net cash provided by (used in) operating activities	71,459	52,759	239,183	160,146
Cash flows from investing activities
Purchases of marketable securities	(380,620)	(623,377)	(1,571,756)	(1,485,422)
Maturities of marketable securities	449,592	551,270	1,614,495	1,261,863
Sales of available-for-sale securities	63,340	69,187	92,192	98,711
Business combinations, net of cash acquired	(144,209)	(23,475)	(147,879)	(31,436)
Owned real estate projects	(59,705)	—	(85,479)	—
Capital expenditures, excluding owned real estate projects	(27,518)	(37,893)	(88,535)	(91,682)
Purchases of cost method investments	—	(700)	(300)	(16,450)
Sale of cost method investment	—	—	315	3,538
Change in restricted cash	3,900	—	(100)	—
Other	—	—	(296)	—
Net cash provided by (used in) investing activities	(95,220)	(64,988)	(187,343)	(260,878)
Cash flows from financing activities
Proceeds from issuance of common stock from employee equity plans	4,491	2,360	33,267	25,096
Principal payments on capital lease obligations	—	(663)	—	(3,127)
Other	435	246	1,006	1,025
Net cash provided by (used in) financing activities	4,926	1,943	34,273	22,994
Effect of exchange rate changes	(137)	(399)	357	(561)
Net increase (decrease) in cash and cash equivalents	(18,972)	(10,685)	86,470	(78,299)
Cash and cash equivalents at the beginning of period	405,529	230,578	300,087	298,192
Cash and cash equivalents at the end of period	$386,557	$219,893	$386,557	$219,893
Supplemental cash flow data
Cash paid for interest	$48	$8	$3,293	$3,252
Cash paid for income taxes	655	618	4,802	1,652
Non-cash investing and financing activities:
Vesting of early exercise stock options	$445	$472	$1,365	$1,416
Property and equipment, accrued but not paid	25,917	17,237	25,917	17,237
Non-cash additions to property and equipment	67	4,308	982	6,491

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2016
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$54,645	$(5,472)	$(118)	$—	$49,055
Costs of professional services	72,240	(7,436)	(171)	—	64,633
Product development	185,311	(45,968)	(5,792)	—	133,551
Sales and marketing	149,549	(22,597)	(661)	—	126,291
General and administrative	57,721	(24,982)	(713)	—	32,026
Operating income (loss)	(109,884)	106,455	7,455	—	4,026
Operating margin	(26.8)%	26.0%	1.8%	—%	1.0%
Other income (expense), net	(3,105)	—	—	6,782	3,677
Income (loss) before provision for (benefit from) income taxes	(112,989)	106,455	7,455	6,782	7,703
Provision for (benefit from) income taxes	1,077	—	—	—	1,077
Net income (loss)	$(114,066)	$106,455	$7,455	$6,782	$6,626
Net income (loss) per share (1)	$(0.57)	$0.53	$0.04	$0.03	$0.03

(1)
GAAP net loss per share calculated based upon 199,479 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 209,924 diluted weighted-average shares of common stock.

(2)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $2.6 million, and amortization of acquisition-related intangible assets of $4.9 million recorded as part of product development expenses.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2015
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$39,791	$(3,203)	$(64)	$—	$36,524
Costs of professional services	61,963	(5,424)	(107)	—	56,432
Product development	124,020	(29,547)	(1,594)	—	92,879
Sales and marketing	111,658	(15,321)	(196)	—	96,141
General and administrative	38,008	(15,164)	(396)	—	22,448
Operating income (loss)	(70,174)	68,659	2,357	—	842
Operating margin	(23.0)%	22.5%	0.8%	—%	0.3%
Other income (expense), net	(6,722)	—	—	6,422	(300)
Income (loss) before provision for (benefit from) income taxes	(76,896)	68,659	2,357	6,422	542
Provision for (benefit from) income taxes	915	—	—	—	915
Net income (loss)	$(77,811)	$68,659	$2,357	$6,422	$(373)
Net income (loss) per share (1)	$(0.41)	$0.36	$0.01	$0.04	$—

(1)	Calculated based upon 190,727 basic and diluted weighted-average shares of common stock.

(2)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $1.3 million, and amortization of acquisition-related intangible assets of $1.1 million recorded as part of product development expenses.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2016
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$155,224	$(14,837)	$(570)	$—	$139,817
Costs of professional services	198,140	(18,698)	(887)	—	178,555
Product development	488,975	(117,250)	(12,152)	—	359,573
Sales and marketing	416,217	(62,443)	(2,458)	—	351,316
General and administrative	144,609	(59,684)	(2,449)	—	82,476
Operating income (loss)	(270,430)	272,912	18,516	—	20,998
Operating margin	(23.9)%	24.1%	1.7%	—%	1.9%
Other income (expense), net	(30,136)	—	—	20,071	(10,065)
Income (loss) before provision for (benefit from) income taxes	(300,566)	272,912	18,516	20,071	10,933
Provision for (benefit from) income taxes	2,147	—	—	—	2,147
Net income (loss)	$(302,713)	$272,912	$18,516	$20,071	$8,786
Net income (loss) per share (1)	$(1.54)	$1.38	$0.09	$0.11	$0.04

(1)
GAAP net loss per share calculated based upon 197,093 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 207,685 diluted weighted-average shares of common stock.

(2)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $10.9 million, and amortization of acquisition-related intangible assets of $7.6 million recorded as part of product development expenses.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2015
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$106,860	$(8,424)	$(326)	$—	$98,110
Costs of professional services	164,887	(14,022)	(631)	—	150,234
Product development	338,700	(78,990)	(4,975)	—	254,735
Sales and marketing	312,983	(36,908)	(1,154)	—	274,921
General and administrative	106,707	(42,353)	(1,499)	—	62,855
Operating income (loss)	(191,218)	180,697	8,585	—	(1,936)
Operating margin	(22.8)%	21.6%	1.0%	—%	(0.2)%
Other income (expense), net	(17,737)	—	—	19,008	1,271
Income (loss) before provision for (benefit from) income taxes	(208,955)	180,697	8,585	19,008	(665)
Provision for (benefit from) income taxes	(165)	—	—	—	(165)
Net income (loss)	$(208,790)	$180,697	$8,585	$19,008	$(500)
Net income (loss) per share (1)	$(1.10)	$0.95	$0.05	$0.10	$—

(1)	Calculated based upon 189,185 basic and diluted weighted-average shares of common stock.

(2)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $6.8 million, and amortization of acquisition-related intangible assets of $1.8 million recorded as part of product development expenses.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$71,459	$52,759	$239,183	$160,146
Capital expenditures, excluding owned real estate projects	(27,518)	(37,893)	(88,535)	(91,682)
Free cash flows	$43,941	$14,866	$150,648	$68,464

	Trailing Twelve Months Ended October 31,
	2016	2015
Net cash provided by (used in) operating activities	$337,674	$208,421
Capital expenditures, excluding owned real estate projects	(130,520)	(129,347)
Free cash flows	$207,154	$79,074

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) per share and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measures of non-GAAP operating income (loss) and non-GAAP net income (loss) per share differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets, and non-cash interest expense related to our convertible senior notes. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures (excluding owned real estate projects) as a reduction to cash flows.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash flows generated by normal recurring activities to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures, after our owned real estate projects.
Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•
Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted stock unit awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and shares offered under our Employee Stock Purchase Plan, which are elements of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

•
Other Operating Expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.

•
Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting certain capital expenditures that are considered to be an ongoing operational component of our business. Capital expenditures deducted from cash flows from operations do not include purchases of land and buildings, and construction costs of our new development center and of other owned buildings. We exclude these owned real estate projects as they are infrequent, non-recurring in nature and distinctly separate from our ongoing business operations. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures, after our owned real estate projects.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.